Hudson RPO Acquires Executive Solutions

Enters UAE Market, Expanding Further into the Middle East

OLD GREENWICH, CT - March 12, 2024 – Hudson RPO, a leading global total talent solutions company owned by Hudson Global, Inc. (the “Company”) (NASDAQ: HSON), announced today its acquisition of Executive Solutions, a Dubai-based talent solutions company. This acquisition provides the Company access to the large and rapidly growing United Arab Emirates (UAE) market and is expected to close later this month.

“The team at Executive Solutions is well known in the region for providing outstanding results for companies that see a competitive advantage in broadening their presence in the Middle East,” said Jacob Zabkowicz, Global CEO of Hudson RPO. “This acquisition will give our clients across the globe confidence that we can find and place the best talent in UAE and the Middle East region for their strategic business needs. We look forward to working with the deeply experienced and well-regarded Executive Solutions team to serve our combined client base on a global scale.”

"The acquisition of Executive Solutions further expands our global footprint and client base, and brings significant value to our shareholders,” added Jeff Eberwein, CEO of Hudson Global. “We are excited to expand our footprint in the Middle East market and participate in the significant growth opportunities this region has to offer as we continue to execute our strategy of global expansion through organic and inorganic growth.”

Following the completion of the acquisition, Executive Solutions will be named “Executive Solutions: A Hudson RPO company.”
About Hudson RPO
Hudson RPO is a leading global provider of flexible and scalable total talent solutions. At Hudson RPO, people, process, and technology come together to ignite transformative change at mid-market and enterprise-level organizations worldwide. Taking a consultative and collaborative approach, we partner with talent acquisition, HR, and procurement leaders around the globe to build diverse, high-impact teams and drive business success. Learn more at hudsonrpo.com.

About Hudson Global, Inc.
Hudson Global, Inc. (Nasdaq: HSON) owns and manages Hudson RPO, a leading global total talent solutions provider.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

About Executive Solutions
Established in 2008, Executive Solutions has a track record of assisting organizations in finding and placing the best candidates for a wide range of roles across industries. The company is adept at the outsourcing of both long- and short-term volume recruitment, rapid growth projects, special projects, overseas campaigns, and Emiratization.

Investor Relations
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com
Katie Murphy
212 836-9612 / kmurphy@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives ; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the Russia-Ukraine war, the Hamas-Israel war, and potential conflict in the Middle East; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals, management, and advisors; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carryforwards; volatility of the Company’s stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to the use of new and evolving technologies; and the adverse impacts of cybersecurity threats and attacks. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.